MANAGEMENT AGREEMENT


         AGREEMENT made as of _____________ between CROFT FUNDS CORPORATION, a Maryland corporation (herein called the "Corporation"), and CROFT-LEOMINSTER, INC., a Maryland corporation (the "Manager").

         WHEREAS, the Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, the Corporation desires to retain the Manager to furnish investment advisory services to the investment portfolios of the Corporation listed on SCHEDULE A hereto (each a "Fund" and collectively, the "Funds"),

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         l. APPOINTMENT. The Corporation hereby appoints the Manager to act as
            -----------
investment adviser to the Funds for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. DELIVERY OF DOCUMENTS. The Corporation has furnished the Manager
            ---------------------
with copies properly certified or authenticated of each of the following:


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         (a) the Corporation's Articles of Incorporation, as filed with the
Secretary of State of Maryland on July 20, 1994, and all amendments thereto or restatements thereof (such Articles of Incorporation, as presently in effect and as they shall from time to time be amended or restated, are herein called the "Articles");

         (b) the Corporation's By-Laws and amendments thereto;

         (c) resolutions of the Corporation's Board of Directors authorizing the appointment of the Manager and approving this Agreement;

         (d) the Corporation's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Securities and Exchange Commission ("SEC") on July 20, 1994, and all amendments thereto;

         (e) the Corporation's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act"), and under the 1940 Act, as filed with the SEC and all amendments thereto; and

         (f) the Corporation's most recent prospectus and Statement of Additional Information for the Fund(s) (such prospectuses and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto are herein collectively called the "Prospectus").

The Corporation will furnish the Manager from time to time with copies of all amendments of or supplements to the foregoing.



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         3. MANAGEMENT. Subject to the direction and control of the Board of
            ----------
Directors of the Corporation, the Manager will provide general economic and financial analysis and advice to the Funds and provide a continuous investment program for the Funds, including investment research and management as to all securities and investments and cash equivalents in the Funds. More particularly, the Manager will: determine from time to time what securities and other investments will be purchased, retained, or sold by the Funds; furnish statistical and research data; and compile data for, prepare for execution by the Funds and file all the Funds' federal and state tax returns and required tax filings other than those required to be made by the Funds' custodian, administrator/transfer agent and/or distributor.

         Subject to the provisions of the Articles and the 1940 Act, the Manager, at its expense, may select and contract with investment advisers (the "Sub-Advisers") for one or more of the Funds. So long as any Sub-Adviser serves as Sub-Adviser to a Fund, it will be obligated to: (i) furnish continuously an investment program as to those assets of the Funds involved allocated by the Manager, (ii) in connection therewith, adhere to such guidelines as may be established by the Manager from time to time to ensure compliance with applicable investment objectives, policies and restrictions of the Corporation and the Funds and (iii) place all orders for the purchase and sale of investments. The Manager will be responsible for payment of all compensation to all Sub-Advisers.


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         The Manager further agrees that it:

         (a) will use the same skill and care in providing such services as it would use in providing services to fiduciary accounts if it had investment responsibilities for such accounts;

         (b) will conform with all applicable Rules and Regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Manager;

         (c) will not make loans to any person to purchase or carry units of beneficial interest in the Corporation or make loans to the Corporation;

         (d) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with an underwriter, market maker, or broker or dealer. In placing orders with brokers and dealers, the Manager will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this



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

      obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Manager may, in its discretion, purchase or sell portfolio securities to and from brokers and dealers who provide the Manager with research, advice and other services. In no instance will portfolio securities be purchased from or sold to the Manager or any Sub-Adviser, or any affiliated person of either the Corporation, the Manager, or any Sub-Adviser, except as may be permitted under the 1940 Act;

         (e) will treat confidentially and as proprietary information of the Corporation all records and other information relative to the Corporation, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Manager may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation; and

         (f) will direct its personnel, when making investment recommendations for the Corporation, not to inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Corporation's accounts are customers of the Manager or of its subsidiaries or affiliates. In dealing with such customers, the Manager and its affiliates will not inquire or take into consideration whether securities of those customers are held by the Corporation.



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         4. SERVICES TO OTHERS. The Corporation understands that the Manager may
            ------------------
in the future act as an investment adviser to fiduciary and other managed accounts, and as investment adviser, general partner, sub-investment adviser, and/or administrator to other investment companies and securities partnerships. The Corporation has no objection to the Manager's acts in such capacities, provided that whenever one of the Funds and one or more other investment companies, partnerships or accounts advised by the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed by the Manager to be equitable to each company. The Corporation recognizes that in some cases this procedure may adversely affect the size of the position that a Fund may obtain in a particular security. In addition, the Corporation understands that the persons employed by the Manager to assist in the Manager's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of the Manager or any of its affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records it maintains for




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the Corporation are the property of the Corporation and further agrees to surrender promptly to the Corporation any of such records upon the Corporation's request and will require the same type of agreement from each Sub-Adviser. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         6. EXPENSES. During the term of this Agreement, the Manager will pay
            --------
all expenses incurred by it in providing general economic and financial analysis and advice to the Funds and in providing a continuous investment program for the Funds pursuant to Section 3 above, other than the cost of securities (including brokerage commissions, if any) purchased for the Corporation. The Manager will also pay all compensation of any person or persons employed by or associated with the Manager to assist in the performance of the Manager's obligations under this Agreement, whether or not such person is also an officer or employee of the Corporation, and the Manager will not cause any obligation to be incurred on behalf of the Corporation in respect of any such compensation. Other expenses to be incurred in the operation of the Funds -- including without limitation taxes, interest, brokerage fees and commissions, if any, fees of Directors who are not officers, directors, shareholders, or employees of the Manager or any Sub-Adviser, SEC fees and state "blue sky" qualification fees, administration fees, costs of




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performing the pricing of portfolio securities, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining the Corporation's existence as a Maryland corporation, typesetting and printing prospectuses for regulatory purposes and for distribution to current shareholders of the Funds, costs of shareholders' and Directors' reports and meetings and any extraordinary expenses -- will be borne by the Funds; PROVIDED HOWEVER, that the Funds will not bear, directly or indirectly, the cost of any activity that is primarily intended to result in the distribution of shares of the Funds, except as permitted under the 1940 Act.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Corporation will pay the Manager, and the Manager will accept as full compensation therefor, an advisory fee, accrued daily and payable monthly, in accordance with SCHEDULE B hereto.
                                              ----------

         If in any fiscal year the aggregate expenses (as defined under the securities regulations of any state having jurisdiction over the Corporation) of a Fund exceed the expense limitations of any such state, the Manager will reimburse such Fund for a portion of such excess expenses equal to such excess times the ratio of the fees otherwise payable by such Fund to the Manager hereunder to the aggregate fees otherwise payable by such Fund. The obligation




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of the Manager to reimburse a Fund hereunder is limited in any fiscal year to the amount of its fee hereunder from such Fund for such fiscal year, PROVIDED,
                                                                     --------
HOWEVER, that, notwithstanding the foregoing, the Manager will reimburse each
-------
Fund for such proportion of such excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Corporation so require. Such expense reimbursement, if any, will be estimated daily and reconciled and paid on a monthly basis.

         8. LIMITATION OF LIABILITY. The Manager will not be liable for any
            -----------------------
error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Manager in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. DURATION AND TERMINATION. This Agreement will become effective as to
            ------------------------
each Fund as of the date that the Fund commenced investment operations, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, will continue in effect for two years from the Fund's commencement of investment operations.



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         Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to such Fund for successive periods of twelve months, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Corporation's Board of Directors who are not parties to this Agreement or interested persons of the Corporation, the Manager, or any Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Corporation's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time on sixty days' written notice, without the payment of any penalty, by the Corporation (by vote of the Corporation's Board of Directors or by vote of a majority of the outstanding voting securities of such Fund) or by the Manager. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be
             ---------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.



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         11. MISCELLANEOUS. The captions in this Agreement are included for
             -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by the laws of the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            CROFT FUNDS CORPORATION

                                            By:     ________________________

                                            Name:   ________________________

                                            Title:  ________________________

                                            CROFT-LEOMINSTER, INC.

                                            By:     ________________________

                                            Name:   ________________________

                                            Title:  ________________________

Dated:  This _____ day of
___________________, 1995.



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                                   SCHEDULE A

FUND(S)                                                             DATE
-------                                                             ----
Croft-Leominster Value Fund

Croft-Leominster Income Fund

Dated this _____ day of ________________, 1995.

                                   SCHEDULE B

                              ADVISORY FEE SCHEDULE

FUND(S):
--------
         Croft-Leominster Value Fund                                    0.94%

         Croft-Leominster Income Fund                                   0.79%



Dated:  This _____ day of
___________________, 1995.



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